UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VIVAKOR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VIVAKOR, INC.

June 8, 2026

Dear Fellow Vivakor Stockholders:

We invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Vivakor, Inc. (“Vivakor” or the “Company”), to be held on June 30, 2026 at 10 a.m. Central Time at 2278 Monitor Street, Dallas, Texas 75207.

The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. Immediately following the meeting, a report on our operations will be presented, including a question-and-answer and discussion period. Our 2025 results are presented in detail in our Annual Report, which is available for viewing at www.proxyvote.com.

Your vote is very important. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your vote by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Vivakor.

/s/ James Ballengee
James Ballengee
Chief Executive Officer

VIVAKOR, INC.

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

Telephone: (469) 480-7175

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 30, 2026 at 10 a.m.

To the Stockholders of Vivakor, Inc.

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Vivakor, Inc., a Nevada corporation (“Vivakor,” the “Company,” “us,” “our,” or “we”), will be held on June 30, 2026 at 10 a.m. Central Time at 2278 Monitor Street, Dallas, Texas 75207. The purpose of the Annual Meeting is to consider and act upon the following matters:

1.	To elect four (4) members of the Board of Directors to serve until the 2027 annual meeting of stockholders (the “Director Appointment Proposal”).

2.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Securities Purchase Agreement (the “May 2026 SPA”), corresponding $15,000,000 Principal Amount Convertible Promissory Notes (the “May 2026 Notes”), and a Standby Equity Purchase Agreement (the “SEPA”) dated on May 7, 2026, by and among the Company and certain accredited investors (“Investors”), including the issuance of such shares upon the conversion of the May 2026 Notes or under the SEPA, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “May 2026 Financing Stock Issuances Proposals”);

3.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to both the Company’s Employment Agreement with James Ballengee, the Company’s Chief Executive Officer and shares of common stock to entities he controls as dividends on the Company’s Series A Preferred Stock, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Ballengee Stock Issuances Proposal”);

4.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to William Tuorto under a Consulting Agreement, which, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Consultant Stock Issuances Proposal”);

5.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Loan and Security Agreement (the “J.J. Astor Loan Agreement”) and corresponding $993,750 Principal Amount Junior Secured Promissory Note (the “J.J. Astor Note”) dated on February 27, 2026, by and among the Company and J.J. Astor & Co., a Utah corporation (“J.J. Astor”), including the issuance of such shares upon the conversion of the J.J. Astor Note, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “J.J. Astor Stock Issuances Proposal”);

6.	To grant discretionary authority to the Company’s Board (i) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect one or more reverse stock splits of all outstanding shares of Common Stock, with each stock split by a ratio in the range of one-for-two (1-for-2) to one-for-two thousand (1-for-2,000), in the aggregate, with the exact ratio for each Reverse Stock Split within such range to be determined by the Board of Directors of the Company in its sole discretion (the “Reverse Stock Splits”), and (b) the Reverse Stock Splits, if at all, within two year of the date the proposal is approved by stockholders, each subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”);

7.	To ratify the selection of Urish Popeck & Co, LLC (“Urish”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”);

8.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-On-Pay Proposal”); and

9.	To approve an amendment to the Vivakor, Inc. 2025 Equity and Incentive Plan (the “Plan”), which provides equity-based incentive awards to the Company’s and its subsidiaries’ employees, directors and consultants, thereby continuing to align the interests of such individuals with those of the Company’s stockholders, to increase the authorized shares that can be issued as awards under the Plan to a total of 100,000,000 shares of Common Stock (the “Plan Amendment Proposal”); and

10.	To transact other business as may come before the meeting and/or adjourn the meeting upon completion.

Our Board of Directors has fixed May 21, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting. Only stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting, which will be held at 2278 Monitor Street, Dallas, Texas 75207. The Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy card will be mailed to shareholders on or about June 10, 2026.

For your convenience, record holders of our Common Stock have FOUR methods of voting:

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE AT THE MEETING. Attend and vote at the Annual Meeting to be held at 2278 Monitor Street, Dallas, Texas 75207 on June 30, 2026 at 10 a.m.

NOTE FOR STREET-NAME HOLDERS. If you hold your shares through a broker, bank or other nominee, you must instruct your nominee how to vote the shares held in your account. The nominee will give you the Notice or voting instruction form. If you do not provide voting instructions, we expect that your nominee will be permitted to vote only on routine matters.

BY ORDER OF THE BOARD OF DIRECTORS

June 8, 2026	/s/ James Ballengee
James Ballengee
Chief Executive Officer

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Vivakor the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2026

The Notice of the Annual Meeting and Proxy Statement and Annual Report on Form 10-K for the years ended December 31, 2025 and 2024 (the “Annual Report”) are available at www.proxyvote.com.

Your vote is important. We encourage you to review all of the important information contained in the proxy materials before voting.

VIVAKOR, INC.

5220 Spring Valley Road

Suite 500

Dallas, TX 75254

TELEPHONE: (469) 480-7175

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2026

TABLE OF CONTENTS

Page
ABOUT VIVAKOR, INC.	1

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING	3

PROPOSAL NO. 1: ELECTION OF DIRECTORS	13

EXECUTIVE OFFICERS	17

EXECUTIVE COMPENSATION	18

PROPOSAL NO. 2: MAY 2026 FINANCING STOCK ISSUANCES ABOVE 19.99% OF OUTSTANDING	25

PROPOSAL NO. 3: BALLENGEE STOCK ISSUANCES ABOVE 19.99% OF OUTSTANDING	27

PROPOSAL NO. 4: CONSULTANT STOCK ISSUANCES ABOVE 19.99% OUTSTANDING	29

PROPOSAL NO. 5: J.J. ASTOR STOCK ISSUANCES ABOVE 19.99% OUTSTANDING	31

PROPOSAL NO. 6: REVERSE STOCK SPLIT	33

PROPOSAL NO. 7: RATIFICATION OF THE SELECTION OF URISH POPECK & CO, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	36

PROPOSAL NO. 8: NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	37

PROPOSAL NO. 9: PLAN AMENDMENT	38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	40

OTHER MATTERS	46

HOUSEHOLDING	47

i

ABOUT VIVAKOR, INC.

Vivakor, Inc. (“Vivakor” or the “Company”) is an integrated provider of midstream services and environmental solutions within the oil and gas industry. The Company operates through three reportable segments: transportation and logistics, terminaling and storage services, and supply and trading. These segments support the movement, storage, and marketing of crude oil and related hydrocarbon products across key producing regions, including the Permian Basin and mid-continent regions.

The Company’s transportation and logistics segment includes trucking and pipeline transportation operations for, including the Omega Gathering Pipeline in Blaine County, Oklahoma, which serves as a direct connect to the Plains STACK Pipeline and provides access to the Cushing, Oklahoma storage hub. The terminaling and storage segment includes crude oil storage and blending facilities in Colorado City, Texas and Delhi, Louisiana. The supply and trading segment purchases, aggregates, markets, and resells crude oil, condensate, natural gas liquids, and related hydrocarbon products.

The Company is also developing an environmental services business through the planned deployment of Remediation Processing Centers (“RPCs”), are designed to recover hydrocarbons from oil contaminated soils and related waste streams. The deployment plan begins with the construction of a RPC in Harris County, Texas, currently scheduled for the third quarter of 2026.

On October 1, 2024, the Company acquired certain entities (the “Endeavor Entities”), expanding its midstream operations. During 2025, the Company completed the sale of certain non-core assets acquired in this transaction as part of a strategic review. On July 30, 2025, the Company sold certain non-core business units of Meridian Equipment Leasing, LLC and Equipment Transport, LLC, both subsidiaries included with the Endeavor Entities, in order to streamline operations and focus on core midstream transportation, terminaling, and environmental processing activities.

During the first quarter of 2026 and subsequent thereto, the Company continued to pursue additional financing transactions and capital restructuring initiatives intended to support working capital requirements, reduce indebtedness, and support ongoing operations and strategic growth initiatives.

Recent Developments

March 2026 Reverse Stock Split

On March 24, 2026, the Company effected a 1-for-200 reverse stock split of its common stock pursuant to a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation following shareholder approval obtained at the Company’s Special Meeting held on December 22, 2025.

Private Financing Transaction (the “Financing”)

Convertible Promissory Notes

The following summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the forms of SPA and Notes filed as exhibits to the registration statement of which this prospectus forms a part.

On May 8, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors providing for the issuance of convertible promissory notes (the “Notes”) with aggregate gross proceeds to the Company of up to $12.0 million, before fees and expenses, in two closings. The Notes have an aggregate principal amount of $15.0 million, reflecting a $3.0 million original issue discount of 20%.

The initial closing occurred on May 8, 2026, pursuant to which the Company received $6.0 million in gross proceeds. A second closing for an additional $6.0 million remains subject to the effectiveness of the registration statement of which this prospectus forms a part and other customary closing conditions pursuant to the terms of the SPA and the Note.

The Notes are convertible into shares of the Company’s Common Stock at a conversion price equal to the greater of $0.37 per share and 80% of the lowest daily volume weighted average price (“VWAP”) of the Company’s common stock during the five trading days immediately preceding conversion.

Conversions under the Notes are generally subject to a 4.99% beneficial ownership limitation, which may be waived upon notice by the applicable holder. In addition, absent shareholder approval, conversions are limited to the extent necessary to comply with Nasdaq’s 19.99% issuance limitation.

The Notes contain customary events of default, including payment and covenant defaults, which may result in acceleration of amounts due under the notes and certain additional default-related remedies, including an increase in the outstanding principal amount upon the occurrence of certain events of default.

The Company agreed to register for resale shares issuable upon conversion of the Notes, and this prospectus forms part of the related registration statement.

The Company intends to use proceeds from the Financing for working capital, debt reduction, and general corporate purposes.

RBW Capital Partners LLC, a division of Dawson James Securities, Inc., acted as placement agent in connection with the Financing.

Standby Equity Purchase Agreement

The following summary of the Standby Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Standby Equity Purchase Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

On May 8, 2026, the Company entered into a standby equity purchase agreement (the “SEPA”) with an institutional investor (the “SEPA Investor”) providing for the potential purchase by the SEPA Investor of up to $100 million of the Company’s common stock over a 36-month period, subject to the terms and conditions of the SEPA.

Under the SEPA, the Company may, at its discretion, direct the SEPA Investor to purchase shares of common stock from time to time, subject to specified volume limitations, pricing formulas, and beneficial ownership limitations set forth in the agreement. Shares issued under the SEPA will generally be purchased at a discount to prevailing market prices.

The Company controls the timing and amount of any sales under the SEPA, subject to the terms and limitations contained in the agreement. Actual sales under the SEPA will depend on a variety of factors, including market conditions, trading prices of the Company’s common stock, and the Company’s capital needs.

The Company is required to file a separate registration statement covering shares issuable under the SEPA before any sales may occur under the agreement.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting of Shareholders. According to our records, you were a shareholder of the Company as of the end of business on May 21, 2026.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote via telephone or over the Internet.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the U.S. Securities and Exchange Commission, or “SEC,” we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to the holders of our common stock, par value $0.001 per share (the “Common Stock”), will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

The Notice of the Annual Meeting and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

To access the materials, you must enter the control number included on your Notice.

The Notice is being made available to you by the Company in connection with its solicitation of proxies for use at the 2026 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 2278 Monitor Street, Dallas, Texas 75207 and/or any adjournments or postponements thereof. The Notice was first given or sent to shareholders on or about June 10, 2026. This Proxy Statement gives you information on these proposals so that you can make an informed decision.

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy card?

By completing a proxy card, as more fully described herein, you are designating James Ballengee, our Chief Executive Officer and/or Kimberly Hawley, our Chief Financial Officer, as your proxies for the Annual Meeting and you are authorizing them to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Mr. Ballengee and Ms. Hawley as proxies to vote on your behalf.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

I share the same address with another Vivakor, Inc. shareholder. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record, or, the Company at 5220 Spring Valley Road, Suite 500, Dallas, TX 75254, Attn: Corporate Secretary. Street name holders residing at the same address who would like to request householding of Company materials may do so by contacting the bank, broker or other holder of record or the Corporate Secretary at the telephone number or address listed above.

How do I attend the Annual Meeting?

The Annual Meeting will be held in-person on June 30, 2026, 10 a.m. Central Time at 2278 Monitor Street, Dallas, Texas 75207.

Who is entitled to vote?

The Board has fixed the close of business on May 21, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record of the Common Stock and the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. On the Record Date, there was 4,295,647 shares of Common Stock outstanding. Each share of Common Stock represents one vote that may be voted on each proposal that may come before the Annual Meeting. On the Record Date, there was 96,731 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock represents five (5) votes that may be voted on each proposal that may come before the Annual Meeting. The Company has no voting shares other than the Common Stock and the Series A Preferred Stock.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Empire Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our Common Stock or our Series A Preferred Stock, or their duly authorized proxies, may attend the Annual Meeting.

What am I voting for?

There are nine (9) matters scheduled for a vote:

1.	To elect four (4) members of the Board of Directors to serve until the 2027 annual meeting of stockholders (the “Director Appointment Proposal”).

2.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Securities Purchase Agreement (the “May 2026 SPA”), corresponding $15,000,000 Principal Amount Convertible Promissory Notes (the “May 2026 Notes”) ”), and a Standby Equity Purchase Agreement (the “SEPA”) dated on May 7, 2026, by and among the Company and certain accredited investors (“Investors”), including the issuance of such shares upon the conversion of the May 2026 Notes or under the SEPA, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “May 2026 Financing Stock Issuances Proposals”);

3.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to both the Company’s Employment Agreement with James Ballengee, the Company’s Chief Executive Officer and shares of common stock to entities he controls as dividends on the Company’s Series A Preferred Stock, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Ballengee Stock Issuances Proposal”);

4.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to William Tuorto under a Consulting Agreement, which, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Consultant Stock Issuances Proposal”);

5.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Loan and Security Agreement (the “J.J. Astor Loan Agreement”) and corresponding $993,750 Principal Amount Junior Secured Promissory Note (the “J.J. Astor Note”) dated on February 27, 2026, by and among the Company and J.J. Astor & Co., a Utah corporation (“J.J. Astor”), including the issuance of such shares upon the conversion of the J.J. Astor Note, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “J.J. Astor Stock Issuances Proposal”);

6.	To grant discretionary authority to the Company’s Board (i) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect one or more reverse stock splits of all outstanding shares of Common Stock, with each stock split by a ratio in the range of one-for-two (1-for-2) to one-for-two thousand (1-for-2,000), in the aggregate, with the exact ratio for each Reverse Stock Split within such range to be determined by the Board of Directors of the Company in its sole discretion (the “Reverse Stock Splits”), and (b) the Reverse Stock Splits, if at all, within two years of the date the proposal is approved by stockholders, each subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”);

7.	To ratify the selection of Urish Popeck & Co, LLC (“Urish”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”);

8.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-On-Pay Proposal”);

9.	To approve an amendment to the Vivakor, Inc. 2025 Equity and Incentive Plan (the “Plan”), which provides equity-based incentive awards to the Company’s and its subsidiaries’ employees, directors and consultants, thereby continuing to align the interests of such individuals with those of the Company’s stockholders, to increase the authorized shares that can be issued as awards under the Plan to a total of 100,000,000 shares of Common Stock (the “Plan Amendment Proposal”); and

10.	To transact other business as may come before the meeting and/or adjourn the meeting upon completion.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For your convenience, record holders of our Common Stock have FOUR methods of voting:

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE AT THE MEETING. Attend and vote at the Annual Meeting to be held at 2278 Monitor Street, Dallas, Texas 75207 on June 30, 2026 at 10 a.m.

NOTE FOR STREET-NAME HOLDERS. If you hold your shares through a broker, bank or other nominee, you must instruct your nominee how to vote the shares held in your account. The nominee will give you the Notice or voting instruction form. If you do not provide voting instructions, we expect that your nominee will be permitted to vote only on routine matters.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide telephone and Internet proxy voting to allow you to vote your shares via phone or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

For Common Stockholders, on each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on the Record Date. For Series A Preferred Stockholders, on each matter to be voted upon, you have five (5) votes for each share of Series A Preferred Stock you own as of the close of business on the Record Date.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What constitutes a quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding votes, as of the Record Date, are represented in person or by proxy. Thus, 2,389,652 votes must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	To approve the election of four (4) members of the Board of Directors to serve until the 2027 annual meeting of stockholders (the “Director Appointment Proposal”).

2.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Securities Purchase Agreement (the “May 2026 SPA”), corresponding $15,000,000 Principal Amount Convertible Promissory Notes (the “May 2026 Notes”), and a Standby Equity Purchase Agreement (the “SEPA”) dated on May 7, 2026, by and among the Company and certain accredited investors (“Investors”), including the issuance of such shares upon the conversion of the May 2026 Notes and under the SEPA, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “May 2026 Financing Stock Issuances Proposals”);

3.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to both the Company’s Employment Agreement with James Ballengee, the Company’s Chief Executive Officer and shares of common stock to entities he controls as dividends on the Company’s Series A Preferred Stock, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Ballengee Stock Issuances Proposal”);

4.	To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to William Tuorto under a Consulting Agreement, which, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Consultant Stock Issuances Proposal”);

5.

To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Loan and Security Agreement (the “J.J. Astor Loan Agreement”) and corresponding $993,750 Principal Amount Junior Secured Promissory Note (the “J.J. Astor Note”) dated on February 27, 2026, by and among the Company and J.J. Astor & Co., a Utah corporation (“J.J. Astor”), including the issuance of such shares upon the conversion of the J.J. Astor Note, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “J.J. Astor Stock Issuances Proposal”);

6.	To approve granting discretionary authority to the Company’s Board (i) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect one or more reverse stock splits of all outstanding shares of Common Stock, with each stock split by a ratio in the range of one-for-two (1-for-2) to one-for-two thousand (1-for-2,000), in the aggregate, with the exact ratio for each Reverse Stock Split within such range to be determined by the Board of Directors of the Company in its sole discretion (the “Reverse Stock Splits”), and (b) the Reverse Stock Splits, if at all, within two years of the date the proposal is approved by stockholders, each subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”);

7.	To approve ratifying the selection of Urish Popeck & Co, LLC (“Urish”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”);

8.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-On-Pay Proposal”); and

9.	To approve an amendment to the Vivakor, Inc. 2025 Equity and Incentive Plan (the “Plan”), which provides equity-based incentive awards to the Company’s and its subsidiaries’ employees, directors and consultants, thereby continuing to align the interests of such individuals with those of the Company’s stockholders, to increase the authorized shares that can be issued as awards under the Plan to a total of 100,000,000 shares of Common Stock (the “Plan Amendment Proposal”); and

10.	To adjourn the meeting upon completion.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Messrs. Ballengee and Nelson, the Board’s designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

Uninstructed Shares

All proxies that are executed or are otherwise submitted over the internet, by mail or in person will be voted on the matters set forth in the accompanying notice of Annual Meeting in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in this Proxy Statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Abstentions and broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 2 for the approval of the May 2026 Stock Issuances Proposal is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 3 for the approval of the Ballengee Stock Issuances Proposal is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 4 for the approval of the Consultant Stock Issuances Proposal is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 5 for the approval of the J.J. Astor Stock Issuances is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 6 for the approval of the Reverse Stock Split Proposal is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 7 for the ratification of the selection of Urish Popeck & Co, LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. As such, there will not be any broker non-votes regarding this proposal.

Proposal No. 8 for the approval of, on a non-binding advisory basis, the compensation of Vivakor’s named executive officers is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

Proposal No. 9 for the approval of an amendment to the 2025 Plan is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Broker non-votes will not have any effect on the outcome of the voting on this proposal.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT_____”

Proposal No. 2: Approval of the 2026 Financing Stock Issuances Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 3: Approval of the Ballengee Stock Issuances Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 4: Approval of the Consultant Stock Issuances Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 5: Approval of J.J. Astor Stock Issuances Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 6: Approval of the Reverse Stock Split Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 7: Ratification of Selection of Urish Popeck & Co, LLC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 8: Approval of, on a non-binding advisory basis, the compensation of Vivakor’s named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

Proposal No. 9: Approval of the Plan Amendment Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes that are “WITHHELD” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. A vote marked as “ABSTAIN” is not considered a vote cast and will, therefore, not affect the outcome of Proposal’s No. 2, 3, 4, 5, 6, 7, 8, or 9.

What are the voting procedures?

In voting by proxy regarding the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Regarding the other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposals. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

If you are a registered stockholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Corporate Secretary, at 5220 Spring Valley Road, Suite 500 Dallas, TX 75254, either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the Annual Meeting, you may revoke your proxy or change your proxy vote by voting at the meeting. Your attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Who is paying for the expenses involved in preparing this Proxy Statement?

All of the expenses involved in preparing and assembling these proxy materials and mailing the Notice (and any paper materials, if requested) and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I have dissenters’ rights of appraisal?

The Company’s stockholders do not have appraisal rights under Nevada law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are stockholder proposals due for the 2027 Annual Meeting?

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than March 31, 2027, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Pursuant to our Amended and Restated Bylaws, nothing in the procedure described in the sentence above shall be deemed to affect the rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule l4a-8 under the Exchange Act.

Stockholders who intend to present a proposal at our 2027 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after February 1, 2027, but no later than March 31, 2027. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Excluding Proposal No. 1 and No. 8 (Election of Directors and Non-Binding Advisory Vote Approving Executive Compensation, respectively), do the Company’s executive officers and Directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Yes, as described below under Proposal No. 3, the Company’s Chief Executive Officer, James Ballengee (“Ballengee”), has an Employment Agreement with the Company, under which he is paid an annual salary of $1,000,000, payable in shares of Common Stock priced at the volume weighted average price (VWAP) for the five trading days preceding the date of the Ballengee Employment Agreement and each anniversary thereof (the “CEO Compensation”). The CEO Compensation is issued in four equal quarterly installments. Additionally, Jorgan Development, LLC (“Jorgan”) and JBAH Holdings, LLC (“JBAH”), entities controlled by Ballengee, own shares of Series A Preferred Stock, which are entitled to shares of Common Stock as dividends owed on the Series A Preferred Stock. If Proposal No. 3 is approved, Ballengee can be issued shares of Common Stock that exceeds 19.99% of the Company’s outstanding Common Stock.

Yes, as described below under Proposal No. 9, certain of the Company’s executive officers and members of its Board of Directors are compensated through, or eligible to be compensated through, equity that is issued under any applicable equity compensation plan. As a result, the Company expects to issue securities under the Plan to certain of the Company’s executive officers and members of its Board of Directors as compensation for their services.

Members of the Board and executive officers of the Company do not have any substantial interest, direct or indirect, in Proposal No. 2 (the approval of the 2026 Financing Stock Issuances), Proposal No. 4 (the approval of the Consultant Stock Issuances), Proposal No. 5 (the approval of the J.J. Astor Stock Issuances), Proposal No. 6 (the approval of the Reverse Stock Split), or Proposal No. 7 (the ratification of the selection of Urish Popeck & Co, LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026).

Are any of the proposals conditioned on one another?

No.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board currently consists of four (4) directors, and their terms will expire at the Annual Meeting. Directors are elected at the Annual Meeting of stockholders each year and hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

James Ballengee, John R. Harris, Albert Johnson, and Michael Thompson have each been nominated to serve as directors and have agreed to stand for election. If these nominees are elected at the Annual Meeting, then each nominee will serve for a term expiring at the 2027 Annual Meeting and until his or her successor is duly elected and qualified. Directors are elected by a plurality of the votes cast at the election. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

If no contrary indication is made, proxies will be voted “FOR” all nominees listed below or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Nominees for Election to the Board for a Term Expiring at the 2027 Annual Meeting of Stockholders

Name	Age	Positions
James Ballengee	60	Chief Executive Officer and Director
John R. Harris	77	Director
Albert Johnson	50	Director
Michael Thompson	56	Director

James H. Ballengee joined Vivakor as Chief Executive Officer and Chairman of the Board in 2022. Prior to joining the Company, Mr. Ballengee had more than two decades of experience in midstream oil and gas senior management roles. Previously, he had been involved in two major private equity portfolio companies holding positions including Chief Commercial Officer, Chief Financial Officer, Chief Executive Officer, and Chairman of the Board. From 1997 through 2010, Mr. Ballengee served first as Chief Financial Officer, then Chief Executive Officer, then Chief Commercial Officer of Taylor Logistics, LLC, a Halifax Group-backed private equity portfolio company focused on crude oil marketing and logistics, which he led through a successful sale to Gibson Energy, Inc. (TSX: GEI). From 2010 to 2013, he was Chief Executive Officer and Chairman of the Board of Bridger Group, LLC, a private crude oil marketing firm. From 2013 to 2015, he was a board member and Chief Commercial Officer of Bridger, LLC, a Riverstone Holdings-backed private equity portfolio company focused on crude oil marketing and logistics, which he led through a successful sale to Ferrellgas Partners, LP (NYSE: FGP). Mr. Ballengee currently manages an exempt family office, which in turn holds and manages investments principally in the oil and gas, sports and entertainment, and real estate sectors. He has an undergraduate degree in accounting from Louisiana State University-Shreveport.

John R. Harris, age 77, combines over 35 years of experience in Board of Directors, CEO and Senior Management positions in a variety of industries including technology services, telecommunications, healthcare, and business process outsourcing. He currently serves on the board of directors for the Hackett Group, Hifu Prostate Services, GenHemp, and Everservice. Since 2009 Mr. Harris has primarily been a private investor, advisor, and board member for both public and privately held companies. From 2006 to 2009 he was CEO of Etelecare Global solutions a leading provider of offshore teleservices to Fortune 1,000 companies. From 2003 to 2005 he served as the CEO of Seven Worldwide, a digital content management company where he was previously a member of the board of directors of the company. From 2001 to 2003, Mr. Harris consulted with a variety of venture-backed early-stage companies. Previously Mr. Harris spent 25 years with Electronic Data Systems in a variety of senior executive positions to include President of the 4 strategic business units serving the telecommunications and media industries world-wide. He was elected as a Corporate Vice-President and Officer of the company. During his tenure with EDS, he gained extensive international experience working and living in the Middle East, Europe and Asia. Mr. Harris has extensive public company board experience through prior services on the boards of Premier Global Services, Cap Rock Communications, Genuity, Ventiv Health, Startek, Sizmek, Mobivity and Applied Graphic Technologies and served in a variety of positions to include board member, committee chairman, lead director and chairman. Mr. Harris received his BBA and MBA from the University of West Georgia where he serves on the Board of Advisors to the Richards School of Business.

Albert Johnson, age 50, brings over 25 years of experience in operations and senior management in the midstream and downstream sectors of the oil and gas industry. Previously, Mr. Johnson had been involved in public and privately held companies holding various positions in senior management and serving as a member of boards of directors. From 2014 to 2015, he was Director of Business Development for Sunoco Logistics, LP., a publicly traded master limited partnership involved in the marketing, trading, transportation and terminalling of crude oil, products and NGLS. From July 2015 through May 2017, Mr. Johnson was the Vice President of Business Development for Navigator Energy Services, LLC., a private equity backed company involved in the gathering, transportation and terminalling of crude oil. From March 2018 to November 2022, Mr. Johnson served as Executive Vice President Business Development for ARX Energy, LLC. Since November 2022, Mr. Johnson has served as Chief Commercial Officer for ARX Energy, LLC., a privately held company involved in building a world class clean fuels facility in the Port of Brownsville, Texas. Mr. Johnson served on the Board of Directors for West Texas Gulf Pipe Line Company and on the Management Committee of SunVit Pipeline, LLC. He has an undergraduate degree in History from the University of Texas at Austin and an MBA finance concentration from Jones Graduate School of Business at Rice University.

Michael Thompson, age 56, combines over 25 years of experience in company directorship. Previously, he had been involved in four companies and two nonprofit organizations, holding positions including President, Representative Director, and board member. Mr. Thompson presently serves as the Global Head of Multi-Vendor Solutions at HP. From 2016 to 2021, Mr. Thompson has served on the Board of Directors as the Chair of the Audit Committee and Conflicts Committee of Rhino Resources, LTD, a company concentrated on coal and energy-related assets and activities. From 2014 to 2016, Mr. Thompson was a Director and Chair of the Strategic Planning Committee of Idaho Aquarium, a nonprofit aquarium. From 2010 to 2012, Mr. Thompson was a member of the board of Asister, a nonprofit organization focused on designing and distributing appliances in Latin America. From 2005 to 2009, Mr. Thompson served on the Board of Directors for Environmental Energy Services, Inc. and Blaze Energy, Inc., energy services and asset accumulation companies. From 1996 to 1999, he served as President and Representative Director of Micron Electronics Japan, K.K. and Micron Electronics China. Mr. Thompson has a bachelor’s degree in Business and Japanese from Brigham Young University and a master’s degree in Organizational Leadership from Gonzaga University. Mr. Thompson is a member of the National Association of Corporate Directors and brings to our Board over 25 years of experience in corporate governance, compliance and turnaround.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Terms; Qualifications

Members of our Board of Directors serve until the next Annual Meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to the Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. None of the directors and executive officers has been involved in any legal proceedings as listed in Regulation S-K, Section 401(f) material to an evaluation of the ability or integrity of any director or executive officer.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Articles of Incorporation, as amended and Bylaws.

Board Composition, Committees, and Independence

Composition. At December 31, 2025, our Board had four members. Our Chief Executive Officer, James H. Ballengee, is a member of the Board and is a full-time employee of the Company. John R. Harris, Albert Johnson and Michael Thompson are non-employee directors, and the Board has determined that these persons (who constitute a majority of the Board) are “independent directors” under the criteria set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules.

Meetings. During the year ended December 31, 2025, the Board held four meetings and took action by written consent on numerous other occasions, the Audit Committee held four meetings, the Compensation Committee held several meetings and the Nominating and Corporate Governance Committee held several meetings. All directors attended more than seventy-five percent (75%) of the meetings of the Board and committee meetings of which such director was a member held during 2025.

Compensation Committee. Our Compensation Committee is currently comprised of Michael Thompson, Albert Johnson, and John Harris, each of whom qualify as an independent director under applicable Nasdaq rules. John Harris serves as the chairman of the Compensation Committee.

In considering and determining executive and director compensation, the Compensation Committee reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to our officers. The Compensation Committee also determines and approves any non-cash compensation paid to any employee. We do not engage any compensation consultants to assist in determining or recommending the compensation to our officers or employees.

Audit Committee. Our Audit Committee is currently comprised of Michael Thompson, Albert Johnson and John Harris, each of whom qualify as an independent director under applicable Nasdaq and SEC rules, and “financially literate” under applicable Nasdaq rules. Our board has determined that Michael Thompson, qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Michael Thompson serves as the chairman of the Audit Committee.

The Audit Committee’s duties are to recommend to the Board the engagement of independent auditors to audit our financial statements and to review its accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently comprised of Michael Thompson, Albert Johnson, and John Harris, each of whom qualify as an independent director under applicable Nasdaq rules. Albert Johnson serves as the chairman of the Nominating and Corporate Governance Committee.

The responsibilities of the Nominating and Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establishing procedures for the nomination process, oversight of possible conflicts of interests involving the Board and its members, developing corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating and Corporate Governance Committee has not established a policy regarding the consideration of any candidates recommended by stockholders. If we receive any stockholder recommended nominations, the Nominating and Corporate Governance Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Director Independence. We have determined, after considering all the relevant facts and circumstances, that Michael Thompson, Albert Johnson, and John Harris are independent directors as defined by the listing standards of the Nasdaq Stock Exchange and by the SEC because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. James Ballengee and Tyler Nelson are not “independent” as defined by the listing standards as Mr. Ballengee is an executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board of Directors’ compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s Board or its Compensation Committee. None of the members of the Company’s Compensation Committee is, or has ever been, an officer or employee of the company.

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.vivakor.com. We expect that any amendments to such code, or any waivers of its requirements, will be disclosed on our website.

Board Diversity Matrix

	As of May 27, 2026				As of December 31, 2025
Total No. of Directors	4				5

Gender Identity	Female	Male	Non-Binary	Did Not Disclose	Female	Male	Non-Binary	Did Not Disclose

Directors		4				4

Part II: Demographic Background

African American or Black		1				1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3				3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

EXECUTIVE OFFICERS

The following is a biographical summary of our executive officers and their ages, except for Mr. Ballengee, whose biography is included under the heading “Proposal No. 1: Election of Directors” set forth above:

Directors and Executive Officers	Position/Title	Age
James H. Ballengee	Chief Executive Officer and Director	60
Kimberly Hawley	Chief Financial Officer	56
Leslie D. Patterson	Vice President & Chief Operating Officer	56

Kimberly Hawley was hired as Executive Vice President, Chief Financial Officer, and Treasurer of Vivakor, Inc. and Vivakor Administration, LLC on July 24, 2025. Prior to joining the Company, Ms. Hawley served as the Chief Financial Officer of Empire Diversified Energy, Inc. from February 2022 until July 24, 2025. In that role, she oversaw the financial operations of the company’s seven subsidiaries. In addition, she led financial strategy, capital structure and funding initiatives for major infrastructure and site development projects, securing over $120 million in long term debt financing. Prior to joining Empire Diversified Energy, Ms. Hawley was a Certified Public Account with Personal Management Consultants from October 2018 to January 2022, where she provided comprehensive financial management services, including strategic planning, tax forecasting, and coordination with key financial and legal advisors. Ms. Hawley received her Bachelor of Business Administration from Loyola University of Chicago, and her Master of Business Administration from Pepperdine University. Ms. Hawley is a Certified Public Accountant (CPA) in California.

Leslie D. Patterson joined Vivakor as Vice President of Operations & Construction in 2023 and was promoted to Executive Vice President and Chief Operating Officer in August 2025. Mr. Patterson has over three decades of construction and management experience in the domestic and international oil and gas industries. His experience spans operations, construction, business development, corporate strategy, and health, safety, and environmental concerns in onshore and offshore projects. Mr. Patterson has managed the development, construction, and commencement of operations of major capital projects for BP, ExxonMobil, Chevron, Shell, Tesoro, Sinclair, Kennecott, and Williams Gas, among others. He previously worked as Senior Vice President of Pipelines & Terminals for Bridger Logistics from 2012 to 2017, the midstream division of Ferrellgas Partners, LP (NYSE: FGP), where he independently led, developed and managed three of the company’s seven business units (pipelines, terminals, and saltwater disposal) to consistent profitability through multiple management teams and large-scale M&A transactions. Prior to Bridger, Mr. Patterson was a division operations manager at EMS, an oilfield services firm, from 2008 to 2012. Prior to EMS, he worked as the head of business development for STARCON International, an industrial projects and turn-around firm, as a division business development manager for TEPSCO, and as Vice President of Business Development for C-Entry Constructors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2025;

(b)	each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2025 who had total compensation exceeding $100,000 (if applicable); and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2025 (if applicable), who we will collectively refer to as the named executive officers, for the years ended December 31, 2025 and 2024, are set out in the following summary compensation table:

Executive Officers and Directors

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2025 and 2024. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the estimated fair value of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
James Ballengee	2025	1,000,000	(2)	-0-		-0-		-0-	-0-	-0-	-0-		1,000,000
CEO and Chairman(1)	2024	1,000,000	(2)	-0-		-0-		-0-	-0-	-0-	76,923	(3)	1,076,923

Kimberly Hawley	2025	148,077		25,000		3,200		-0-	-0-	-0-	-0-		-0-
EVP and CFO(4)	2024	N/A		N/A		N/A		N/A	N/A	N/A	N/A		N/A

Les Patterson	2025	290,962		-0-		46,637		-0-	-0-	-0-	-0-		337,599
EVP and COO(5)	2024	N/A		N/A		N/A		N/A	N/A	N/A	N/A		N/A

Tyler Nelson	2025	478,846		25,000		91,514		-0-	-0-	-0-	-0-		595,360
Former CFO(6)	2024	450,000		100,000	(7)	450,000	(7)	-0-	-0-	-0-	512,603	(3)(7)	1,512,603

Russ Shelton	2025	406,796		-0-		-0-		-0-	-0-	-0-	-0-		406,796
Former COO(8)	2024	76,474		-0-		150,000	(3)	-0-	-0-	-0-	4,734		231,208

Pat Knapp,	2025	359,615		-0-		100,000		-0-	-0-	-0-	-0-		459,615
Former Exec VP, GC and Secretary(9)	2024	188,461		-0-		250,000		-0-	-0-	-0-	5,797		444,254

(1)	Mr. Ballengee was hired as our Chief Executive Officer on October 28, 2022.
(2)	Pursuant to Mr. Ballengee’s Employment Agreement, his salary ($1,000,000) is paid in shares of the Company’s common stock, priced based on the volume-weighted average price (“VWAP”) of the Company’s common stock for the preceding five (5) NASDAQ trading days prior to the effective date or each annual anniversary of his Employment Agreement, as applicable. For the period from October 28, 2023 through October 27, 2024, the applicable VWAP was $0.6034946 per share, resulting in the issuance of 8,286 shares (after giving effect to the 1-for-200 reverse stock split), and for the period from October 28, 2024 through October 27, 2025, the applicable VWAP was $1.4516084 per share, resulting in the issuance of 3,445 shares (after giving effect to the 1-for-200 reverse stock split). For the period from October 28, 2025 through October 27, 2026, the applicable VWAP was $0.23, resulting in accruing the issuance of 3,624 shares (after giving effect to the 1-for-200 reverse stock split) for the period from October 28, 2025 through December 31, 2025.
(3)	Includes amounts for accrued employee benefits, including sick and vacation benefits.
(4)	Ms. Hawley was appointed as an Executive Vice President and our Chief Financial Officer effective July 24, 2025.
(5)	Mr. Patterson was appointed as an Executive Vice President and our Chief Operating Officer effective August 12, 2025.
(6)	Mr. Nelson resigned as our Chief Financial Officer effective July 19, 2025.
(7)	Includes $437,839 in payments toward accrued compensation or notes payable due to employee.
(8)	Mr. Shelton was hired as our Chief Operating Officer in October 2024 and resigned from his positions with the Company effective August 3, 2025.
(9)	Mr. Knapp was hired as our Executive Vice President, General Counsel and Secretary in June 2024 and resigned effective November 10, 2025.

Employment Agreements

James Ballengee – Chief Executive Officer

On October 28, 2022, we entered into an executive employment agreement with James Ballengee (the “Ballengee Employment Agreement”) with respect to our appointment of Mr. Ballengee as Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Ballengee Employment Agreement, Mr. Ballengee will receive annual compensation of $1,000,000 payable in shares of our common stock, priced at the volume weighted average price (VWAP) for the five trading days preceding the date of the Ballengee Employment Agreement and each anniversary thereof (the “CEO Compensation”). The CEO Compensation is subject to satisfaction of Nasdaq rules, the provisions of our equity incentive plan and other applicable requirements and shall be accrued if such issuance is due prior to satisfaction of such requirements. Additionally, Mr. Ballengee shall be eligible for a discretionary performance bonus. The Ballengee Employment Agreement may be terminated by either party for any or no reason, by providing a five days’ notice of termination.

Pursuant to the Ballengee Employment Agreement, Mr. Ballengee was granted the right to nominate two additional directors for appointment to the Board in his sole discretion, as well as a third additional director upon issuance of the Note Payment Shares (defined below), subject to such directors passing a background check. Pursuant to the Ballengee Employment Agreement, Mr. Ballengee nominated John Harris and Albert Johnson as Board of Director appointees and both were appointed in January 2023.

Pursuant to Mr. Ballengee’s Employment Agreement, his salary ($1,000,000) is paid in shares of the Company’s common stock, priced based on the volume-weighted average price (“VWAP”) of the Company’s common stock for the preceding five (5) NASDAQ trading days prior to the effective date or each annual anniversary of his Employment Agreement, as applicable. For the period from October 28, 2023 through October 27, 2024, the applicable VWAP was $0.6034946 per share, resulting in the issuance of 8,286 shares (after giving effect to the 1-for-200 reverse stock split), and for the period from October 28, 2024 through October 27, 2025, the applicable VWAP was $1.4516084 per share, resulting in the issuance of 3,445 shares (after giving effect to the 1-for-200 reverse stock split). For the period from October 28, 2025 through October 27, 2026, the applicable VWAP was $0.23, resulting in accruing the issuance of 3,624 shares (after giving effect to the 1-for-200 reverse stock split) for the period from October 28, 2025 through December 31, 2025.

Kimberly Hawley – EVP, Chief Financial Officer and Secretary

On July 24, 2025, Vivakor Administration, LLC, a wholly-owned subsidiary of the Company, entered into an executive employment agreement with Kimberly Hawley (the “Employment Agreement”) with respect to the her appointment as Executive Vice President, Chief Financial Officer, and Treasurer of the Company. Pursuant to the Employment Agreement, Ms. Hawley will receive annual compensation of $350,000. Additionally, Ms. Hawley shall be eligible for performance bonus compensation as further set forth therein. The Employment Agreement may be terminated by either party for any or no reason, by providing five business days’ notice of termination, but a termination without cause will trigger certain severance provisions, including a lump sum payment equal to one (1) calendar year’s pay. Ms. Hawley was appointed as Vivakor’s Secretary on November 10, 2025.

On May 11, 2026, the Company issued 250,000 shares of its common stock to Ms. Hawley as a discretionary bonus for services performed for the Company under the terms of her Employment Agreement.

Les Patterson – EVP and Chief Operating Officer

On August 12, 2025, Vivakor Administration, LLC and the Company entered into a Second Amendment to the Employment Agreement with Les Patterson (the “Amended Agreement”), which amended that certain Employment Agreement dated July 1, 2025, as amended. Under the Amended Agreement, Mr. Patterson accepted the position of Executive Vice President and Chief Operating Officer of Vivakor, Inc. in exchange for a base annual salary of $375,000 and annual equity compensation of shares of Vivakor’s common stock equal to not less than $125,000, paid to Mr. Patterson in four equal quarterly installments priced per share based on the volume-weighted average price for the preceding five (5) NASDAQ trading days prior to the Effective Date or annual anniversary of the Amended Agreement, as applicable, with the shares issued as registered common stock under a registered equity compensation plan. The Employment Agreement may be terminated by either party for any or no reason, by providing five business days’ notice of termination, but a termination without cause will trigger certain severance provisions, including a lump sum payment equal to six (6) months pay. Mr. Patterson will also receive a one-time signing bonus within seven (7) days from signing the Amended Agreement equal to Two Hundred Fifty Thousand Dollars ($250,000.00) of Vivakor common stock, which shall be issued pursuant to Vivakor’s Form S-8 Registration Statement filed with the U.S. Securities and Exchange Commission and shall be priced per share based on the volume-weighted average price for the preceding five (5) NASDAQ trading days prior to the date of this Second Amendment.

Tyler Nelson – Former Chief Financial Officer and Former Director

On June 13, 2024, we entered into a new Employment Agreement with Mr. Tyler Nelson with respect to our appointment of Mr. Nelson as Chief Financial Officer. Pursuant to the New Employment Agreement, Mr. Nelson will receive: (i) $450,000 annually (the “Base Salary”); (ii) an annual cash incentive bonus of a minimum of 50% of the Base Salary (a portion of which may be payable in the form of restricted common stock of the Company) and a maximum of 120% of the Base Salary; and (iii) an annual equity incentive bonus of a minimum of 25% of the Base Salary and a maximum of 120% of the Base Salary in shares of restricted stock. Mr. Nelson will also be eligible for a cash transaction bonus (the “Transaction Bonus”) for Qualified Transactions, as defined in the New Employment Agreement, of 0.5% of the enterprise value of the assets, equity or business sold or acquired or the listing value of the equity or debt being listed on a national exchange. For each of the closing of the Merger Agreement and Endeavor MIPA, Mr. Nelson will receive a bonus of $200,000, with $100,000 for each such bonus to be paid in cash and the remaining $100,000 for each such bonus to be paid in shares of our common stock, valued on the date of close of the Merger Agreement and the Endeavor MIPA, respectively. The foregoing bonuses are in lieu of a Transaction Bonus for either the Merger Agreement or the Endeavor MIPA. The new Employment Agreement is for an initial term of two years and will auto-renew for subsequent one-year terms if not terminated by either party at the end of a term, which requires 90 days prior notice. The new Employment Agreement may also be terminated under standard cause and without cause termination and resignation provisions.

At the time of entering into the new Employment Agreement, we owed Mr. Nelson $1,167,750 in accrued salary and bonuses, plus interest (together, the “Accrued Compensation”), for serving as our Chief Financial Officer under the Original Agreement. Pursuant to the Settlement Agreement, we agreed with Mr. Nelson on the Accrued Compensation would be paid to Mr. Nelson under of a straight promissory note in the principal amount of the Accrued Compensation (the “Note”). Under the terms of the Note, the amounts due under the Note will accrue interest at 8% per annum, and will be paid to Mr. Nelson by paying him 5% of any money received by us from closed future financings or acquisition/merger/sale transactions until the Note has been paid in full. In the event the Note has not been paid in full by June 30, 2025, the Note will mature and any amounts due thereunder will be due and payable in full in such date.

Under the terms of the Settlement Agreement we issued Mr. Nelson a stock option agreement (the “Option Agreement”) setting forth the stock options Mr. Nelson were issued on June 9, 2022 (the “Grant Date”). Pursuant to the Option Agreement, as of the Grant Date, Mr. Nelson was granted 917,825 stock options (the “Options”) at an exercise price per share of $1.80. The Options shall vest as follows: (i) 360,145 shares on the Grant Date, (ii) 219,312 shares three (3) months after the Grant Date, (iii) 48,338 shares for each of the following six (6) quarters, and (iv) 48,340 shares following the eighth (8th) quarter after the Grant Date. The Options were fully vested as of June 9, 2024.

Under our Employment Agreement with Tyler Nelson, our Chief Financial Officer, he may be due bonuses at various times and/or upon certain events happening, namely an annual cash incentive bonus for December 31, 2025 of $225,000, an annual equity incentive bonus of $112,500, and a bonus for the close of the acquisition of the Endeavor Entities of $100,000, totaling $437,500 (the “Nelson Bonuses”). The Nelson Bonuses are due to Mr. Nelson in shares of common stock, which total 462,462 shares of common stock (prior to tax withholdings) based on the calculations in the Nelson Employment Agreement. In payment of the Nelson Bonuses, on February 26, 2025, we issued Mr. Nelson 105,213 shares of our common stock after tax withholdings. The shares were issued as unrestricted shares under our Equity Incentive Plan registered under a Registration Statement on Form S-8.

Mr. Nelson resigned from his position as the Company’s Chief Financial Officer effective July 19, 2025. As disclosed elsewhere in this Annual Report, Mr. Nelson subsequently filed a lawsuit against the Company alleging he was not paid all the compensation owned to him. The Company and Mr. Nelson entered into a Settlement Agreement dated November 5, 2025.

Russ Shelton – Former Chief Operating Officer

In connection with the Closing of the Endeavor Entities on October 1, 2024, we entered into an executive employment agreement with Russ Shelton (the “Shelton Agreement”) with respect to our appointment of Mr. Shelton as Executive Vice President and Chief Operating Officer. Pursuant to the Shelton Agreement, Mr. Shelton will receive (i) base salary compensation of $337,000 USD annually (the “Base Compensation”); (ii) an annual cash and equity incentive compensation of up to $808,000 based upon certain performance criteria as more particularly described therein. As an inducement to enter into the Shelton Agreement, Mr. Shelton shall receive a one-time signing grant of our common stock equivalent in value to $150,000, which are priced per share based on the volume-weighted average price for the preceding five (5) trading days prior to the day of such grant, subject to an eighteen (18) month lockup period, which shall be granted promptly after the Effective Date, as defined therein. Pursuant to the Shelton Agreement, Mr. Shelton’s employment is at-will under Texas law, except as modified therein. Mr. Shelton’s employment with Vivakor Administration, LLC, a subsidiary of ours, began on October 1, 2024.

In connection with the Shelton Agreement, Mr. Shelton and Ballengee Holdings, LLC, an affiliate of James H. Ballengee, our Chairman, President, and CEO, have entered into a side letter agreement (the “Shelton Side Letter”) promising Mr. Shelton (i) certain additional Base Compensation equal to the difference between Mr. Shelton’s current salary and $375,000 by January 1, 2025, should we not increase Mr. Shelton’s Base Compensation, as defined in the Shelton Agreement, to such level, and (ii) a one-time special cash bonus of $100,000.00 USD upon completion of an equity capital raise, as more particularly set forth therein.

Mr. Shelton resigned from his positions with the Company effective August 3, 2025 pursuant to the terms of a Transition Agreement.

Pat Knapp – Former EVP and General Counsel

On June 26, 2024, we entered into that certain Executive Employment Agreement with Patrick M. Knapp to join the company as our Executive Vice President, General Counsel, & Secretary (the “Knapp Agreement”).

The Knapp Agreement provides for an annual base salary of $350,000, payable in equal installments every two weeks. In addition, the Knapp Agreement provides for annual incentive cash and equity compensation of up to $840,000 based on certain performance goals as further set forth therein. As an inducement to enter into the Knapp Agreement, Mr. Knapp shall receive a one-time signing grant of our common stock equivalent in value to $250,000, which are priced per share based on the volume-weighted average price for the preceding five (5) trading days prior to the day of such grant (calculated to be 140,190 shares based on the effective date of the Knapp Agreement), subject to an eighteen (18) month lockup period and a conditional clawback obligation concurrent therewith, which shall be granted within thirty (30) days after the Start Date, as defined therein. Pursuant to the Knapp Agreement, Mr. Knapp’s employment is at-will under Texas law, except as modified therein. Mr. Knapp’s employment began on June 26, 2024.

Mr. Knapp resigned from his positions with the Company effective November 10, 2025 pursuant to the terms of a Transition Agreement.

Stock Incentive Plan

Equity Incentive Plans

Our Board of Directors and the holders of a majority of our common stock approved a new 2025 Equity and Incentive Plan (the “2025 Plan”) in December 2025, which authorizes the issuance of up to 500,000 shares of common stock through the grant of stock options (including incentive stock options qualifying under section 422 of the Code and nonstatutory stock options), restricted stock awards, stock appreciation rights, restricted stock units, performance awards, other stock-based awards or any combination of the foregoing. No awards have been granted under the 2025 Plan. Under Proposal No. 9 the shareholders are being asked to vote to increase the authorized stock under the 2025 Plan to 100,000,000 shares.

Our Board of Directors and the holders of a majority of our common stock approved a new equity incentive plan in November 2023, which authorizes the issuance of up to 200,000 shares of common stock through the grant of stock options (including incentive stock options qualifying under section 422 of the Code and nonstatutory stock options), restricted stock awards, stock appreciation rights, restricted stock units, performance awards, other stock-based awards or any combination of the foregoing.

Our Board of directors approved an equity incentive plan in February 2022, which authorizes the issuance of up to 10,000 shares of common stock through the grant of stock options (including incentive stock options qualifying under section 422 of the Code and nonstatutory stock options), restricted stock awards, stock appreciation rights, restricted stock units, performance awards, other stock-based awards or any combination of the foregoing.

Outstanding Equity Awards at December 31, 2025

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James Ballengee(1)	-0-	-0-	-0-	N/A	N/A	780,046	260,272	(2)	-0-	-0-

Kimberly Hawley(3)	-0-	-0-	-0-	N/A	N/A	-0-	-0-		-0-	-0-

Les Patterson(4)	-0-	-0-	-0-	N/A	N/A	-0-	-0-		-0-	-0-

Tyler Nelson(5)	4,590	-0-	-0-	360.00	July 20, 2028	-0-	-0-		-0-	-0-

Russ Shelton(6)	-0-	-0-	-0-	N/A	N/A	-0-	-0-		-0-	-0-

Pat Knapp(7)	-0-	-0-	-0-	N/A	N/A	-0-	-0-		-0-	-0-

(1)	Includes shares issued to Mr. Ballengee under our equity incentive plan for his annual salary.
(2)	Valued as of at $0.23 (pre-stock split) as of the relevant renewal date under Mr. Ballengee’s Employment Agreement.
(3)	Ms. Hawley was appointed as an Executive Vice President and our Chief Financial Officer effective July 24, 2025.
(4)	Mr. Patterson was appointed as an Executive Vice President and our Chief Operating Officer effective August 12, 2025.
(5)	Mr. Nelson resigned as our Chief Financial Officer effective July 19, 2025.
(6)	Mr. Shelton was hired as our Chief Operating Officer in October 2024 and resigned from his positions with the Company effective August 3, 2025.
(7)	Mr. Knapp was hired as our Executive Vice President, General Counsel and Secretary in June 2024 and resigned effective November 10, 2025.

Aggregated Option Exercises

There were no options exercised by any officer or director of our company during our twelve-month period ended December 31, 2025.

Employee Pension, Profit Sharing or other Retirement Plan

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director Compensation

The table below shows the compensation paid to our directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Ballengee	-		-	-	-	-	-	-

Tyler Nelson(5)	-		-	-	-	-	-	-

John Harris(2)	60,000		50,000	-	-	-	-	110,000

Albert Johnson(3)	60,000	(1)	50,000	-	-	-	-	110,000

Michael Thompson(4)	60,000	(1)	50,000	-	-	-	-	110,000

(1)	$35,625 and $45,000 was accrued at December 31, 2025 for Albert Johnson and Michael Thompson, respectively.
(2)	John Harris was appointed to the Board of Directors on January 16, 2023. He qualifies as an independent director and serves on the Board’s Audit Committee, Compensation Committee and Nominating Committee, serving as the chairman of the Compensation Committee.
(3)	Albert Johnson was appointed to the Board of Directors on January 16, 2023. He qualifies as an independent director and serves on the Board’s Audit Committee, Compensation Committee and Nominating Committee, serving as the chairman of the Nominating Committee.
(4)	Michael Thompson was appointed to the Board of Directors on June 3, 2024. He qualifies as an independent director and serves on the Board’s Audit Committee, Compensation Committee and Nominating Committee, serving as the chairman of the Audit Committee.
(5)	Mr. Nelson resigned from the Board of Directors effective July 19, 2025.

Vote Required

The four nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS.

PROPOSAL NO. 2:

APPROVAL OF SHARE ISSUANCES UNDER 2026 FINANCING TRANSACTION

To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Securities Purchase Agreement (the “May 2026 SPA”), corresponding $15,000,000 Principal Amount Convertible Promissory Notes (the “May 2026 Notes”), and a corresponding Standby Equity Purchase Agreement (the “SEPA”, together with the May 2026 SPA and the May 2026 Notes, the “May 2026 Financing Transaction”) dated on May 7, 2026, by and among the Company and certain accredited investors (“Investors”), including the issuance of such shares upon the conversion of the May 2026 Notes and/or share issuances from advances under the SEPA, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “May 2026 Financing Stock Issuances”);

Under the May 2026 SPA and May 2026 Notes, the Investors agreed to loan the Company aggregate gross proceeds of up to $12.0 million, before fees and expenses, in two closings. The 2026 Notes have an aggregate principal amount of $15.0 million, reflecting a $3.0 million original issue discount of 20%. The initial closing occurred on May 8, 2026, pursuant to which the Company received $6.0 million in gross proceeds. A second closing for an additional $6.0 million remains subject to the effectiveness of the registration statement of which this prospectus forms a part and other customary closing conditions pursuant to the terms of the May 2026 SPA and the May 2026 Notes. The May 2026 Notes are convertible into shares of Common Stock at a conversion price equal to the greater of $0.37 per share (the “Floor Price”) and 80% of the lowest daily volume weighted average price (“VWAP”) of the Company’s common stock during the five trading days immediately preceding conversion. Based on the $15.0 million aggregate principal amount of the May 2026 Notes and the $0.37 Floor Price, the maximum number of shares of Common Stock issuable upon conversion of the May 2026 Notes is approximately 40,540,542 shares of Common Stock. Conversions under the May 2026 Notes are generally subject to a 4.99% beneficial ownership limitation, which may be waived upon notice by the applicable holder. In addition, absent shareholder approval, conversions are limited to the extent necessary to comply with Nasdaq’s 19.99% issuance limitation. The May 2026 Notes contain customary events of default, including payment and covenant defaults, which may result in acceleration of amounts due under the notes and certain additional default-related remedies, including an increase in the outstanding principal amount upon the occurrence of certain events of default. The Company agreed to register for resale shares issuable upon conversion of the May 2026 Notes. The Company intends to use proceeds from the May 2026 Financing for working capital, debt reduction, and general corporate purposes.

 Under the SEPA, the Company may, at its discretion, direct the SEPA Investor to purchase shares of common stock from time to time, subject to specified volume limitations, pricing formulas, and beneficial ownership limitations set forth in the agreement. Shares issued under the SEPA will generally be purchased at a discount to prevailing market prices. The Company controls the timing and amount of any sales under the SEPA, subject to the terms and limitations contained in the agreement. Actual sales under the SEPA will depend on a variety of factors, including market conditions, trading prices of the Company’s common stock, and the Company’s capital needs.

Given the foregoing, the Company is seeking stockholder approval under this Proposal, to comply with Nasdaq Listing Rule 5635(d), to issue more than 19.99% of outstanding Common Stock to the Investors under the terms of the May 2026 Notes to pay some of all of the amounts due under the May 2026 Notes, and/or to issue more than 19.99% of the Company’s outstanding Common Stock to Investors under the terms of the SEPA (together, the “2026 Financing Share Issuances”). The Board has approved and is seeking stockholder approval of the 2026 Financing Share Issuances, pursuant to the Notes and the SEPA.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our then-outstanding shares of Common Stock.

The 2026 Financing Share Issuances may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of the 2026 Financing Shares could cause the market price of our Common Stock to decline. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving the Share Issuance Proposal

If stockholder approval of the 2026 Financing Share Issuances is received, the Company will be authorized to issue amounts due under the Notes and/or the SEPA in shares of the Company’s Common Stock in amounts that exceed 19.99% of our outstanding common stock.

If our stockholders do not approve this Proposal, the most shares of Common Stock the Company can issue to the Investors as payment of the Notes and under the SEPA is 19.99% of the Company’s outstanding Common Stock Shares with any remaining amounts required to be paid in cash.

Additional Information

This summary is intended to provide you with basic information concerning the May 2026 SPA, the May 2026 Notes, the SEPA and the possible May 2026 Financing Share Issuances. The terms of the May 2026 SPA, the May 2026 Notes, the SEPA and the possible May 2026 Financing Share Issuances are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2026 and the documents filed as exhibits to such reports. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Vote Required

The approval of Proposal Two requires a quorum of the Company’s stockholders. A quorum will be present at the meeting if the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, are present in person or represented by proxy. To approve Proposal Two, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes will have no effect on the voting of Proposal Two.

Proposal Two is not a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may not vote your shares on Proposal Two.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MAY 2026 Stock ISSUANCEs INCLUDING AN AMOUNT ABOVE 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK.

PROPOSAL NO. 3:

APPROVAL OF SHARE ISSUANCES TO BALLENGEE

To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to both the Company’s Employment Agreement with James Ballengee, the Company’s Chief Executive Officer and shares of common stock to entities he controls as dividends on the Company’s Series A Preferred Stock, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Ballengee Stock Issuances Proposal”);

On October 28, 2022, the Company entered into an executive employment agreement with James Ballengee (the “Ballengee Employment Agreement”) with respect to the Company’s appointment of Mr. Ballengee as Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Ballengee Employment Agreement, Mr. Ballengee will receive annual compensation of $1,000,000 payable in shares of the Company’s common stock, priced at the volume weighted average price (VWAP) for the five trading days preceding the date of the Ballengee Employment Agreement and each anniversary thereof (the “CEO Compensation”). The CEO Compensation is subject to satisfaction of Nasdaq rules, the provisions of the Plan and other applicable requirements and shall be accrued if such issuance is due prior to satisfaction of such requirements. Additionally, Mr. Ballengee shall be eligible for a discretionary performance bonus.

Additionally, two entities controlled by Mr. Ballengee own shares of the Company’s Series A Preferred Stock, which shares earn an annual dividend of 6% of the stated value of the stock ($1,000 per share), which dividend is paid in equal quarterly installments in shares of our common stock (the “Dividend Shares”) unless such issuance would cause the holder of the Series A Preferred Stock to exceed certain beneficial ownership limitations, and such a situation the dividend will accrue until such time as the shares are able to be issued.

Given the foregoing, we are seeking stockholder approval under this Proposal, to comply with Nasdaq Listing Rule 5635(d), to issue more than 19.99% of our outstanding Common Stock, as both CEO Compensation and as Dividend Shares, as well as in the aggregate, to Mr. Ballengee under his Employment Agreement and under the terms of the Series A Preferred Stock (the “Ballengee Stock Issuances”). The Board has approved and is seeking stockholder approval of the Ballengee Stock Issuances.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our then-outstanding shares of Common Stock.

The Ballengee Stock Issuances may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of the Ballengee Shares could cause the market price of our Common Stock to decline. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving the Share Issuance Proposal

If stockholder approval of the Ballengee Stock Issuances is received, the Company will be authorized to issue amounts due under the CEO Compensation and the Dividend Shares to Ballengee in shares of the Company’s Common Stock that could exceed 19.99% of the Company’s outstanding common stock.

If our stockholders do not approve this Proposal, the most shares of Common Stock the Company can issue to Ballengee as payment of the CEO Compensation and Dividend Shares is 19.99% of the Company’s Common Stock Shares with any remaining amounts required to be paid in cash.

Additional Information

This summary is intended to provide you with basic information concerning the Employment Agreement, the Series A Preferred Stock and the possible Ballengee Stock Issuances. The terms of the Employment Agreement, the Series A Preferred Stock and the possible Ballengee Stock Issuances are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s filings with the SEC.

Vote Required

The approval of Proposal Three requires a quorum of the Company’s stockholders. A quorum will be present at the meeting if the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, are present in person or represented by proxy. To approve Proposal Three, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes will have no effect on the voting of Proposal Three.

Proposal Three is not a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may not vote your shares on Proposal Three.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” the BALLENGEE Stock ISSUANCE INCLUDING AN AMOUNT ABOVE 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK.

PROPOSAL NO. 4:

APPROVAL OF SHARE ISSUANCES TO CONSULTANT

To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to the Company’s Consulting Agreement with William Tuorto (“Consultant”), which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “Consultant Stock Issuances Proposal”);

In May 2026, the Company entered into consulting agreement with Consultant (the “Consulting Agreement”) with respect to retaining Consultant to advice on certain matters relating to the Company’s business. Pursuant to the Consulting Agreement, Consultant will receive monthly compensation of $50,000 payable in shares of the Company’s common stock, priced at the 52-week low of the Common Stock (the “Consultant Compensation”). The Consultant Compensation is subject to satisfaction of Nasdaq rules, the provisions of the Plan and other applicable requirements and shall be accrued if such issuance is due prior to satisfaction of such requirements. Additionally, Consultant is eligible for certain performance bonuses.

Given the foregoing, we are seeking stockholder approval under this Proposal, to comply with Nasdaq Listing Rule 5635(d), to issue more than 19.99% of our outstanding Common Stock for the Consultant Compensation to Consultant under the Consultant Agreement (the “Consultant Stock Issuances”). The Board has approved and is seeking stockholder approval of the Consultant Stock Issuances.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our then-outstanding shares of Common Stock.

The Consultant Stock Issuances may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of the Consultant Shares could cause the market price of our Common Stock to decline. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving the Share Issuance Proposal

If stockholder approval of the Consultant Stock Issuances is received, the Company will be authorized to issue amounts due to Consultant in shares of the Company’s Common Stock that could exceed 19.99% of the Company’s outstanding common stock.

If our stockholders do not approve this Proposal, the most shares of Common Stock the Company can issue to Consultant as payment of the Consultant Compensation is 19.99% of the Company’s Common Stock Shares with any remaining amounts required to be paid in cash.

Additional Information

This summary is intended to provide you with basic information concerning the Consultant Agreement, the and possible Consultant Stock Issuances. The terms of the Consultant Agreement and the possible Consultant Stock Issuances are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Quarterly Report on Form 10-Q (3/31/2026) filed with the SEC on May 15, 2026.

Vote Required

The approval of Proposal Four requires a quorum of the Company’s stockholders. A quorum will be present at the meeting if the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, are present in person or represented by proxy. To approve Proposal Four, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes will have no effect on the voting of Proposal Four.

Proposal Four is not a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may not vote your shares on Proposal Four.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” the CONSULTANT Stock ISSUANCES INCLUDING AN AMOUNT ABOVE 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK.

PROPOSAL NO. 5:

APPROVAL OF THE J.J. ASTOR SHARE ISSUANCES

To approve, pursuant to Nasdaq Listing Rule 5635(d), the issuance of a number of shares of the Company’s common stock pursuant to a Loan and Security Agreement (the “J.J. Astor Loan Agreement”) and corresponding $973,750 Principal Amount Junior Secured Promissory Notes (the “J.J. Astor Note”) dated on February 27, 2026, by and among the Company and J.J. Astor & Co., a Utah corporation (“J.J. Astor”), including the issuance of such shares upon the conversion of the J.J. Astor Note, which could, under certain circumstances that may occur in the future, exceed 19.99% of the number of shares of the Company’s common stock (the “J.J. Astor Stock Issuances”);

Given the foregoing, we are seeking stockholder approval under this Proposal, to comply with Nasdaq Listing Rule 5635(d), to issue more than 19.99% of our outstanding Common Stock for the J.J. Astor Stock Issuances to J.J. Astor under the terms of the J.J. Astor Note (the “J.J. Astor Stock Issuances”). The Board has approved and is seeking stockholder approval of the J.J. Astor Stock Issuances.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our then-outstanding shares of Common Stock.

The J.J. Astor Stock Issuances may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of the J.J. Astor Shares could cause the market price of our Common Stock to decline. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving the Share Issuance Proposal

If stockholder approval of the J.J. Astor Stock Issuances is received, the Company will be authorized to issue amounts due to J.J. Astor in shares of the Company’s Common Stock that could exceed 19.99% of the Company’s outstanding common stock.

If our stockholders do not approve this Proposal, the most shares of Common Stock the Company can issue to J.J. Astor as payment under the J.J. Astor Note is 19.99% of the Company’s Common Stock Shares with any remaining amounts required to be paid in cash.

Additional Information

This summary is intended to provide you with basic information concerning the J.J. Astor Loan Agreement, the J.J. Astor Note the and possible J.J. Astor Stock Issuances. The terms of the J.J. Astor Loan Agreement, the J.J. Astor Note the and possible J.J. Astor Stock Issuances are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2026.

Vote Required

The approval of Proposal Five requires a quorum of the Company’s stockholders. A quorum will be present at the meeting if the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, are present in person or represented by proxy. To approve Proposal Five, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes will have no effect on the voting of Proposal Five.

Proposal Five is not a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may not vote your shares on Proposal Five.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” the J.J. Astor Stock ISSUANCES INCLUDING AN AMOUNT ABOVE 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK.

PROPOSAL NO. 6:

GRANTING THE BOARD OF DIRECTORS DISCRETION TO AMEND THE COMPANY’S

CERTIFICATE OF INCORPORATION TO IMPLEMENT ONE OR MORE REVERSE STOCK SPLITS IN AN AGGREGATE RANGE FROM ONE-FOR-TWO (1:2) UP TO ONE-FOR-TWO THOUSAND (1:2000), OR ANYWHERE BETWEEN, AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS

The Common Stock is listed on Nasdaq; however, to keep the listing on Nasdaq, the Company is required to maintain: (i) a minimum bid price of $1.00 per share, (ii) a certain public float, (iii) a certain number of round lot shareholders and (iv) one of the following: a net income from continuing operations (in the latest fiscal year or two of the three last fiscal years) of at least $500,000, a market value of listed securities of at least $35 million or a stockholders’ equity of at least $2.5 million. Previously, the Company was not in compliance with Nasdaq’s $1.00 per share minimum bid price requirement, which caused the Common Stock to be suspended from trading on Nasdaq. The Company recently regained compliance with Nasdaq’s $1.00 minimum bid price requirement and the Common Stock was re-listed on Nasdaq on April 27, 2026.

If the Common Stock is ever delisted from Nasdaq, trading will most likely take place on the OTC Marketplace operated by OTC Markets Group Inc. An investor is likely to find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Common Stock on an over-the-counter market, and many investors may not buy or sell the Common Stock due to difficulty in accessing over-the-counter markets, or due to policies preventing them from trading in securities not listed on a national exchange or other reasons, and the Company’s ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing it may need in the future, may also be materially and adversely affected if the Common Stock is not traded on a national securities exchange. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of the Common Stock, causing the value of an investment in us to decrease and having an adverse effect on the Company’s business, financial condition and results of operations, including its ability to attract and retain qualified executives and employees and to raise capital.

The Board of Directors believes that a reverse stock split, if necessary, would increase the price per share of the Common Stock and assist in meeting the Bid Price Requirement for maintaining Nasdaq listing.

Therefore, the Board recommends that the stockholders grant the Board of Directors discretion (if necessary to maintain a listing of the Company’s common stock on the Nasdaq Capital Market) to amend the Company’s Articles of Incorporation to implement one or more reverse stock splits of the outstanding shares of common stock in an aggregate range from one-for-two (1:2) up to one-for-two thousand (1:2000), or anywhere between in the discretion of the Board any time in the next two years (the “Reverse Stock Split”). The Board may only effect a Reverse Stock Split if it deems it to be reasonably necessary for maintaining listing on Nasdaq. The Board proposed the possibility of multiple stock splits and a wide stock split ratio to give it flexibility in determining the most conservative stock split ratios possible that will still meet the Bid Price Requirement necessary to prevent delisting from the Nasdaq Capital Market.

Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each stockholder will beneficially hold the same percentage of common stock immediately following any Reverse Stock Splits as such stockholder held immediately prior to such Reverse Stock Split. Also, proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants to buy common stock, so that the total prices required to be paid to fully exercise each option and warrant before and after any Reverse Stock Splits will be approximately equal.

The Board does not intend as part of any of the Reverse Stock Splits to reduce the amount of the Company’s authorized shares of common stock. As of the Record Date, the Company has a total of 500,000,000 shares of common stock authorized and 4,295,647 shares issued, leaving 495,704,353 shares available for issuance, not including shares reserved for issuance upon exercise of warrants or options, or any other convertible securities. If Proposal No. 6 is approved, the number of unissued, available authorized shares of Common Stock will increase, as reflected in the following table as if the Reverse Stock Split were to occur on the Record Date:

Ratio	Authorized	Issued pre- Reverse Stock Split(1)	Issued post- Reverse Stock Split(1)(2)	Post- Reverse Stock Split Shares Available for Issuance(2)
1:3	500,000,000	4,295,647	1,431,883	498,568,117
1:5	500,000,000	4,295,647	859,130	499,140,870
1:25	500,000,000	4,295,647	171,826	499,828,174
1:100	500,000,000	4,295,647	42,957	499,957,043
1:200	500,000,000	4,295,647	21,479	499,978,521

(1)	Does not reflect shares reserved for issuance upon exercise of warrants or options, or any other convertible security.
(2)	Approximate. For purposes of this illustration, fractional shares are rounded.

The increase in the number of shares of common stock available for issuance and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that any Reverse Stock Split be used as a type of antitakeover device. Any additional common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.

It should be noted that the liquidity of the common stock may be adversely affected by any Reverse Stock Split given the reduced number of shares that would be outstanding after any Reverse Stock Split. The Board anticipates, however, that the expected higher market price and continued exchange listing will mitigate, to some extent, the effects on the liquidity through the anticipated increase in marketability discussed above.

The Board understands that there is a risk that the market price for the common stock may not react proportionally to any Reverse Stock Split. For example, if the Company accomplishes a 1:100 Reverse Stock Split at a time when the market price is $1.00 per share, there can be no assurance that the resulting market price will thereafter remain at or above $100.00 per share.

The Board confirms that the contemplated Reverse Stock Splits are not and will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Based upon the foregoing factors and understanding the risks, the Board has determined that granting the Board the discretion to implement the Reverse Stock Splits is in the best interests of the Company and its stockholders.

Vote Required

The approval of Proposal Six requires a quorum of the Company’s stockholders. A quorum will be present at the meeting if the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, are present in person or represented by proxy. To approve Proposal Six, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal Six.

Proposal Six is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal Six. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal Six will not be counted as votes FOR or AGAINST from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal Six.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” GRANTING THE BOARD OF DIRECTORS DISCRETION (IF NECESSARY TO MAINTAIN A LISTING OF THE COMPANY’S COMMON STOCK ON THE NASDAQ CAPITAL MARKET) TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO IMPLEMENT ONE OR MORE REVERSE STOCK SPLITS OF THE OUTSTANDING SHARES OF COMMON STOCK IN AN AGGREGATE RANGE FROM ONE-FOR-TWO (1:2) UP TO ONE-FOR-TWO THOUSAND (1:2000), OR ANYWHERE BETWEEN, AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS IN THE NEXT TWO YEARS.

PROPOSAL NO. 7:

RATIFICATION OF THE SELECTION OF URISH POPECK & CO., LLC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Board has appointed Urish Popeck & Co., LLC (“Urish”) to serve as our independent registered public accounting firm for the year ending December 31, 2026. Urish has provided services in connection with the review and audit of the Company’s financial statements since 2024.

The Board is requesting that stockholders ratify the selection of Urish to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board is not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of Urish will not be attending the Annual Meeting.

Principal Accountant Fees and Services

The aggregate fees billed for the two most recently completed fiscal periods ended December 31, 2025 and December 31, 2024 for professional services rendered by our independent registered public accounting firm auditors for the audit of our annual consolidated financial statements, quarterly reviews of our interim consolidated financial statements and services normally provided by independent accountants in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended December 31,
	2025	2024
Audit Fees	$856,884	$535,000
Audit Related Fees	23,720	224,957
Tax Fees	38,000	-
Total	$918,604	$759,957

In the above table, Audit Fees are fees billed by our company’s external auditor for services provided in auditing our company’s annual financial statements for the subject year. “Tax fees” are fees billed for professional services rendered for tax compliance, tax advice and tax planning. The audit fees include review of our interim financial statements and year-end audit.

The Company anticipates the annual audit fees for 2026 will be $600,000 for the annual audit fees, $20,000 per quarter for quarterly review fees and additional out-of-pocket and administrative costs.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the selection of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” the RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 8:

NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our shareholders to provide advisory approval of the compensation of the NEOs, as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Board and Compensation Committee regarding investor sentiment about our executive compensation policies and practices, which the Committee will be able to consider when determining future executive compensation.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s NEOs, as disclosed pursuant to compensation disclosure rules of the SEC located in the “Executive Compensation” section of this proxy statement, and the accompanying executive compensation table and narrative discussions, is hereby APPROVED.”

The vote on this Proposal No. 8 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from shareholders and will consider the outcome of the vote when making future executive compensation decisions. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 8.

Recommendation of our Board

THE BOARD RECOMMENDS A VOTE “FOR” THE NON-BINDING ADVISORY VOTE APPROVING THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 9:

APPROVAL OF AN AMENDMENT TO THE VIVAKOR, INC. 2025 EQUITY AND INCENTIVE PLAN

The Board has adopted and stockholders of the Company recently approved the Vivakor, Inc. 2025 Equity and Incentive Plan. At the time the Plan was approved it authorized 100,000,000 shares of Common Stock for issuances as awards under the Plan, or 20% of the 500,000,000 shares of authorized Common Stock. This summary is not intended to be complete and is subject to, and qualified in its entirety by, reference to the Vivakor, Inc. 2025 Equity and Incentive Plan (the “Plan”), a copy of which is attached to the Company’s Quarterly Report on Form 10-Q (3/31/2026) filed with the SEC on May 15, 2026. However, on March 24, 2026, the Company effected a reverse stock split, which had the effect of reducing the authorized shares under the Plan to 500,000 shares.

When the Plan was adopted, the Board had determined that it was advisable to provide equity-based incentive awards to the Company’s and its subsidiaries’ employees, directors and consultants, thereby continuing to align the interests of such individuals with those of the stockholders. The Board believes approving an amendment to the Plan to increase the authorized shares of Common Stock issuable under the Plan back up to 100,000,000 shares (the “Plan Amendment”) complies with the stated purpose of the Plan, which is to have sufficient shares authorized to issue to employees, consultants, etc. that qualify equity awards to help ensure their motivations are in line with the Company’s stockholders.

Amendment Plan Benefits

If the Plan Amendment is approved by stockholders, the Administrator of the Plan will have up to 100,000,000 shares of common stock authorized to issue awards to qualified individuals under the Plan.

Vote Required

The approval of Proposal Nine requires a quorum of the Company’s stockholders. A quorum will be present at the meeting if the holders of a majority of the shares of stock, issued and outstanding and entitled to vote, are present in person or represented by proxy. To approve Proposal Nine, holders of a majority of the votes cast on the matter must vote FOR the proposal. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal Nine.

Proposal Nine is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal Nine. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal Nine will not be counted as votes FOR or AGAINST from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal Nine.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our voting shares beneficially owned as of the Record Date (May 21, 2026) by (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding shares of the particular class of voting stock, (ii) each executive officer, (iii) each director, and (iv) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options, warrants and/or other convertible securities. Unless otherwise indicated, voting and investment power relating to the shares shown in the tables for each beneficial owner is exercised solely by the beneficial owner.

For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of May 21, 2026 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The percentage of beneficial ownership of our common stock is based on an aggregate of 4,295,647 shares outstanding. The percentage of beneficial ownership of our Series A Preferred Stock is based on an aggregate of 483,655 shares outstanding, representing 483,655 aggregate votes.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Vivakor, Inc., 5220 Spring Valley Road, Suite 500, Dallas, Texas 75242.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned	Shares of Series A Preferred Stock Owned	Percentage of Series A Preferred Stock Owned	Total Voting Percentage Owned
James H. Ballengee, Chief Executive Officer and Director(1)	802,827	(2)	17.4%	74,731	77.3%	23.1%
Kimberly Hawley, Chief Financial Officer	250,125		5.8%	-0-	*	5.80%
Les Patterson, COO	1,203		*	-0-	*	0.09%
John R. Harris, Director	2,335		*	-0-	*	0.17%
Albert Johnson, Director	1,796		*	-0-	*	0.13%
Michael Thompson, Director	855		*	-0-	*	0.06%
All Officers and Directors as a group (6 persons)	1,059,141	(2)	23%	74,731	77.3%	28.1%

5% Beneficial Stockholders				-0-	*
None.

*	Indicates less than 1%.

(1)	James H. Ballengee’s address is 5151 Beltline Road, Suite 715 Dallas, Texas 75234. Includes shares held in the name of Jorgan Development, LLC, JBAH Holdings, LLC, and Ballengee Holdings, LLC. Mr. Ballengee is sole manager and has sole voting and investment power over both Jorgan Development, LLC, JBAH Holdings, LLC, and Ballengee Holdings, LLC.
(2)	Includes 313,445 shares owed to Mr. Ballengee and/or entities he controls currently or owed to him and/or entities he controls in the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction from January 1, 2025 to December 31, 2025, and any material, publicly disclosed transaction through the date of this filing and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Our current policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock.

On May 12, 2026, the Company issued 393,547 shares of its common stock to James Ballengee, the Company’s Chief Executive Officer and a member of the Board of Directors, for dividends owed to him as dividends on the Company’s Series A Preferred Stock for the periods ended January 31, 2026 and April 30, 2026, in accordance with the terms of the Series A Preferred Stock Certificate of Designation.

On May 11, 2026, the Company issued 250,000 shares of its common stock to Kimberly Hawley, the Company’s Chief Financial Officer and Secretary as a discretionary bonus for services performed for the Company under the terms of her Employment Agreement. The shares were issued with a standard Rule 144 restrictive legend.

On November 5, 2025, the Company entered into a Settlement Agreement (the “Nelson Settlement Agreement”) with Tyler Nelson (“Nelson”), the Company’s former Chief Financial Officer in order to settle claims made by Nelson that he was not paid for work performed for the Company, which claims formed the basis of a lawsuit entitled Tyler Nelson v. Vivakor, Inc., et al., Case No. 30-2025-01503021-CU-OE-CJC (Sup. Ct. Orange Cty., Cal.—Aug. 11, 2025) (the “Nelson Lawsuit”). Under the terms of the Nelson Settlement Agreement the Company is obligated to pay Nelson as full satisfaction of all alleged wage losses and alleged non-wage damages: (i) $250,000 on or before November 5, 2026, (ii) $100,000 within 30 days from the date of the Nelson Settlement Agreement, (iii) $100,000 within 60 days from the date of the Nelson Settlement Agreement, and (iv) $1,550,000 within 90 days from the date of the Nelson Settlement Agreement. The Company paid Nelson the initial $250,000 payment. Nelson was formerly the Company’s Chief Financial Officer and a Director. As a result of the Nelson Settlement Agreement, all dates and deadlines related to the Nelson Lawsuit have been taken off calendar by the Court, which will retain jurisdiction of the Nelson Lawsuit through the final payment of the Nelson Settlement Agreement consideration.

On November 10, 2025, the Company entered into a Transition Agreement (the “Transition Agreement”) with Patrick Knapp (“Knapp”), the Company’s former Executive Vice President, General Counsel and Secretary, related to Knapp’s resignation from all positions he holds with the Company. Under the terms of the Transition Agreement the Company is obligated to pay Knapp as full satisfaction of all alleged wages owed, bonuses, severance, unpaid benefits, etc. and any alleged non-wage damages: (i) $50,000 on the date of the Transition Agreement, (ii) $50,000 on or before December 31, 2025, and (iii) $100,000 worth of the Company’s common stock within three (3) trading days from the date of the Transition Agreement, which shares will be priced per share based on the average closing price for the three (3) prior exchange-traded days. If requested by Knapp, the Company is obligated to issue Knapp additional shares of common stock until Knapp receives $100,000 from the sale of the common stock if he does not receive that amount from the sale of the initial shares. The shares will be issued unrestricted under the Company’s 2023 Equity Incentive Plan as registered on a Form S-8 Registration Statement.

On November 10, 2025, Knapp resigned from this position as Secretary of the Company. As a result, the Board of Directors appointed Kimberly Hawley as the Company’s Secretary, effective November 10, 2025. Ms. Hawley is currently also the Company’s Executive Vice President and Chief Financial Officer.

On November 25, 2025, the Company entered into a Debt Satisfaction and Preferred Stock Amendment Agreement (the “Series A Preferred Agreement”), under which the holders of the Company’s Series A Preferred Stock agreed to forgo their rights to the Series A Preferred Stock 6% annual dividend through December 31, 2026 in exchange for the Company agreeing to amend the Series A Preferred Stock Certificate of Designation to add voting rights to the rights and preferences of the Series A Preferred Stock. In addition, James Ballengee, the Company’s Chief Executive Officer and a member of the Board of Directors, agreed to extinguish the $569,589.04 he is owed under a convertible promissory note as part of the Series A Preferred Agreement. As a result of the Series A Preferred Agreement, the holders of the Series A Preferred own approximately 483,655 votes on any matters properly presented to the Company’s shareholders, which equated to approximately 35% of the Company’s outstanding votes as of the date of the Series A Preferred Agreement. At the Company’s 2025 Annual Meeting of Stockholders held September 11, 2025, a majority of the Company’s stockholders approved a conversion of the Preferred Stock into Common Stock that exceeds 19.99% of the Company’s outstanding common stock if the Company’s Board of Directors and executive management elected to convert the Preferred Stock.

On May 20, 2025, we issued an aggregate of 8,825 shares of our restricted common stock for three months of dividends to the holders of our Series A Preferred Stock. Of those shares, 6,922 were issued to Jorgan Development, LLC and 70 were issued to JBAH Holdings, LLC, both of which are controlled by James Ballengee, our Chief Executive Officer.

On July 24, 2025, Vivakor Administration, LLC (the “Company”) entered into an executive employment agreement with Kimberly Hawley (the “Employment Agreement”) with respect to the her appointment as Executive Vice President, Chief Financial Officer, and Treasurer of the Company and Vivakor, Inc. (“Vivakor”). Pursuant to the Employment Agreement, Ms. Hawley will receive annual compensation of $350,000. Additionally, Ms. Hawley shall be eligible for performance bonus compensation as further set forth therein. The Employment Agreement may be terminated by either party for any or no reason, by providing five business days’ notice of termination, but a termination without cause will trigger certain severance provisions, including a lump sum payment equal to one (1) calendar year’s pay.

On October 1, 2024, Jorgan Development, LLC, a Louisiana limited liability company (“Jorgan”) and JBAH Holdings, LLC, a Texas limited liability company (“JBAH” and, together with Jorgan, the “Sellers”), as the equity holders of Endeavor Crude, LLC, a Texas limited liability company, Equipment Transport, LLC, a Pennsylvania limited liability company, Meridian Equipment Leasing, LLC, a Texas limited liability company, and Silver Fuels Processing, LLC, a Texas limited liability company (collectively, the “Endeavor Entities”) closed the transactions that were the subject of the previously-disclosed Membership Interest Purchase Agreement among them dated March 21, 2024, as amended (the “MIPA”) (the “Closing”). In accordance with the terms of the MIPA, at the Closing, the Company acquired all of the issued and outstanding membership interests in each of the Endeavor Entities (the “Membership Interests”), making them wholly-owned subsidiaries of the Company.

The Endeavor Entities own and operate a combined fleet of more than 500 commercial tractors and trailers for the hauling of crude oil and produced water. On a daily basis, the trucking fleet hauls approximately 60,000 barrels of crude oil, tank bottoms, and petroleum wastes, and approximately 30,000 barrels of produced water. In addition, the Endeavor Entities own and operate a crude oil pipeline and exclusive connected blending and processing facility in Blaine County, Oklahoma.

The purchase price for the Membership Interests is $116.3 million (the “Purchase Price”), after post-closing adjustments, including a reduction for assumed debt and a possible increase for a performance adjustment, payable by the Company in a combination of Company common stock, $0.001 par value per share (“Common Stock”) and Company Series A Preferred Stock $0.001 par value per share (“Preferred Stock”). The number of shares of Common Stock for the Purchase Price is equal to an undivided nineteen and ninety-nine hundredths percent (19.99%) of all of the Company’s issued and outstanding Common Stock immediately prior to Closing, or a lesser percentage, if such issuance would result, when taking into consideration the percentage of Common Stock owned by Sellers prior to such issuance, in Sellers owning in excess of 49.99% of the Common Stock issued and outstanding on a post-Closing basis, with such shares of Common Stock valued at $1.00 per share. The remaining Purchase Price is due to the Sellers in Preferred Stock. The Preferred Stock will have the terms set forth in the Series A Preferred Stock Certificate of Designations, including, but not limited to, liquidation preference over the Common Stock, the payment of a cumulative six percent (6%) annual dividend per share payable quarterly in arrears in shares of Common Stock (so long as such issuances of Common Stock would not result in the Sellers beneficially owning greater than 49.99% of the issued and outstanding Common Stock), and the Company having the right to convert the Preferred Stock at any time using the stated value of $1,000 per share of Preferred Stock and the conversion price of one dollar ($1.00) per share of Common Stock. The Sellers are beneficially owned by James Ballengee, the Company’s chief executive officer and principal shareholder.

On December 2, 2024, the Company issued 33,500 shares of Common Stock to the Sellers, or their assignees, with 24,998 shares issued to Jorgan and 253 shares issued to JBAH. The remaining shares were issued to two non-related parties as part of the consideration for the Purchase Price at the instruction of the Sellers. On February 11, 2025, the Company issued 122 shares of Common Stock and 107,789 shares of Series A Preferred Stock to the Sellers as part of the Purchase Price, with such shares deemed to be issued as of October 1, 2024 for accounting purposes.

In connection with the Closing of the Endeavor Entities on October 1, 2024, a certain Repair and Maintenance Subscription Plan dated October 1, 2024 was entered into between Horizon Truck and Trailer, LLC, which is a related party as our Chief Executive Officer is the beneficiary, and Meridian Equipment Leasing, LLC (“MEL”) for the maintenance and repairs of all commercial trailers and tractors owned, leased, or controlled by MEL, which includes a $100,000 monthly retainer that is credited against open monthly charges and invoices.

Upon the Closing of our acquisition of the Endeavor Entities, we acquired Trucking Transportation Agreement & Addendum with White Claw Crude, LLC (“WC Crude”), who shares a beneficiary, James Ballengee, with Jorgan and JBAH. Under this agreement, WC Crude must, through its own operations or source for the Company, a minimum volume of 75,000 bbls per day for our trucking logistics services. The agreement expires on December 31, 2034. For the years ended December 31, 2025 and 2024, we realized related party trucking revenue related to this agreement of $11,895,108 and $3,756,097, respectively.

Upon the Closing of our acquisition of the Endeavor Entities, we acquired a Station Throughput Agreement with Posse Wasson, LLC (Posse Monroe, LLC) (“Posse”), who shares a beneficiary, James Ballengee, with Jorgan and JBAH. Under this agreement, Posse must source for the Company, a minimum volume of 230,000 bbls per month through our storage facility at $0.275 per barrel, guaranteeing $759,000 of throughput revenue on an annual basis. The agreement expires on December 31, 2034. For the years ended December 31, 2025 and 2024, we realized revenue related to this agreement of $759,000 and $189,750, respectively.

Upon the Closing of our acquisition of the Endeavor Entities, we acquired a Station Throughput Agreement with WC Crude, who shares a beneficiary, James Ballengee, with Jorgan and JBAH. Under this agreement, WC Crude must source for the Company, a minimum volume of 200,000 bbls per month through our storage Omega Gathering Pipeline at $1.00 per barrel, guaranteeing $2,400,000 of throughput revenue on an annual basis. The agreement expires on December 31, 2034. For the years ended December 31, 2025 and 2024, we realized revenue related to this agreement of $1,734,306 and $427,844, respectively.

As a result of our acquisition of the Endeavor Entities we previously provided trucking services for the reuse and/or disposal of produced water, which is a byproduct of oil well drilling. However, on July 30, 2025, we consummated the Water Trucking Sale, pursuant to the Water Trucking Sale Agreement, in exchange for $11,058,235 USD paid in 11,058 shares of Preferred Stock, which shares will no longer be considered outstanding or be entitled to the relevant annual dividend. The Buyer of such entities is controlled by James Ballengee, our Chairman, President, and Chief Executive Officer. The sale is subject to a one-time post-closing purchase price adjustment based on the sold subsidiaries’ financial results as reflected on Vivakor’s Form 10-Q Quarterly Report for the period ended June 30, 2025, which will be settled in Preferred Stock. Prior to consummating the Water Trucking Sale, we transferred certain assets and liabilities between affiliates to comply with pre-existing debt covenants, facilitate crude oil trucking operations, and minimize potential operational disruption to our crude oil-focused businesses. In connection with the Water Trucking Sale, and among other agreements as further set forth in the Water Trucking Sale Agreement, (i) affiliates of Vivakor, and certain Ballengee Family Office Affiliates amended and restated that certain Transition Services Agreement dated October 1, 2024, to account for new and additional services to be provided by various parties thereto, (ii) the parties amended and restated that certain Secured Promissory Note dated August 15, 2022, by and between Vivakor, as Borrower, and Jorgan Development, LLC, as Lender, reducing the payments to Lender thereunder from ninety-nine percent (99%) of Monthly Free Cash Flow, as defined therein, to fifty percent (50%) of Monthly Free Cash Flow, and (iii) Mr. Ballengee and certain Ballengee Family Office Affiliates voluntarily suspended the right to receive dividends and distributions upon Preferred Stock held by them for the period from August 1, 2025 to January 1, 2026.

In connection with the 2025 divestiture of certain wholly owned subsidiaries, the Company became directly obligated for a related-party note payable to Meridian Equipment Leasing, LLC, an entity affiliated with the Company’s Chief Executive Officer, totaling $5,040,545. The Company also assumed $2,302,696 of related-party debt owed to Meridian Equipment Leasing, LLC in connection with the purchase of certain assets following the divestiture. The notes bear interest at 12% per annum and mature in August 2028. The aggregate outstanding balance of these related-party notes was $6,701,887 as of December 31, 2025.

During the year ended December 31, 2025, the Company entered into a yard lease in Pearsall, Texas with a related party affiliated with the Company’s Chief Executive Officer. The lease has a term of approximately three years, with a monthly rent of $3,000 per month escalating annually, and is accounted for as an operating lease, with amounts included in operating lease right-of-use assets and liabilities.

On June 15, 2022, we entered into a Membership Interest Purchase Agreement (the “MIPA”), with Jorgan Development, LLC, (“Jorgan”) and JBAH Holdings, LLC, (“JBAH” and, together with Jorgan, the “Sellers”), as the equity holders of Silver Fuels Delhi, LLC (“SFD”) and White Claw Colorado City, LLC (“WCCC”) whereby, at closing, which occurred on August 1, 2022, we acquired all of the issued and outstanding membership interests where the consideration included secured three-year promissory notes issued by us in favor of the Sellers (the “Notes”). At the time of the closing of these transactions Jorgan, JBAH, and our newly hired CEO, James Ballengee were not considered related parties. As James Ballengee is now our Chief Executive Officer and is the beneficiary of Jorgan and JBAH, and the Sellers are significant shareholders, certain transactions, as noted below, related to Jorgan, JBAH, and James Ballengee are now considered related party transactions. The promissory notes, which bear interest at prime plus 3% (x.x% at December 31, 2025), were amended in 2025 to reduce the required monthly payments from 99% to 50% of Monthly Free Cash Flow, as defined in the agreement. As of December 31, 2025 and 2024, the aggregate outstanding principal balance of the notes issued to Jorgan was $1,137,563 and $18,109,503, respectively.

Our subsidiary, White Claw Colorado City, LLC, has an Oil Storage Agreement with White Claw Crude, LLC (“WC Crude”), who shares a beneficiary, James Ballengee, with Jorgan and JBAH. Under this agreement, WC Crude has the right, subject to the payment of service and maintenance fees, to store volumes of crude oil and other liquid hydrocarbons at a certain crude oil terminal operated by WCCC. WC Crude is required to pay $150,000 per month even if the storage space is not used. The agreement expires on December 31, 2031. The Company recognized related-party tank storage revenue of $1,802,868.07 for the year ended December 31, 2025, and $1,350,000 for the year ended December 31, 2024.

Our subsidiary, Silver Fuels Delhi, LLC (SFD), has an amended Crude Petroleum Supply Agreement with WC Crude (the “Supply Agreement”), under which WC Crude supplies volumes of Crude Petroleum to our facility, which provides for the delivery to SFD a minimum of 1,000 sourced barrels per day, and includes a guarantee that when SFD resells these barrels, if SFD does not make at least a $5.00 per barrel margin on the oil purchased from WC Crude, then WC Crude will pay to SFD the difference between the sales price and $5.00 per barrel. In the event that SFD makes more than $5.00 per barrel, SFD will pay WC Crude a profit-sharing payment in the amount equal to 10% of the excess price over $5.00 per barrel, which amount will be multiplied by the number of barrels associated with the sale. The Supply Agreement expires on December 31, 2031. For the twelve months ended December 31, 2025 and 2024, the Company recorded crude oil purchases from WC Crude of $1,524,148 and $14,796,564, respectively, and recognized deficiency payments of $1,477,000 and $0, respectively. In addition, the Company has an agreement to sell natural gas liquids and crude petroleum products to WC Crude, which are cash-net-settled at market prices. The Company recognized related-party sales to WC Crude totaling $61,158 and $9,886,435 the years ended December 31, 2025 and 2024, respectively.

On October 17 2024, our newly acquired subsidiaries under the Endeavor Entities, received funding of $530,000 under our May 14, 2024 promissory note between Vivakor, Inc. and Ballengee Holdings, LLC, of which our Chief Executive Officer is the beneficial owner. The Company also made payments of $530,000 on this promissory note in October 2024. See Note 6 for further information regarding the promissory note between Ballengee Holdings, LLC and Vivakor, Inc.

On May 14, 2024, we issued a promissory note, to James Ballengee, in the principal amount of up to $1,500,000, for which loan advances will be made to the Company as requested. The Company will use the proceeds of the promissory note for general working capital purposes and to repay certain indebtedness. The intent of the promissory note is to be short term in nature and be repaid in 30 days. Any amounts that are not repaid in 30 days will bear interest thereafter at a rate of 11% per annum. Each advance matures after six months from the date the Company receives the funds. On May 23, 2024, we issued a promissory note to Ballengee Holdings, LLC, of which our Chief Executive Officer is the beneficial owner, which replaced and rescinded the above referenced note with James Ballengee effective back to May 14, 2024, under the same terms such that all obligations under the notes are the responsibility of Ballengee Holdings, LLC and the prior note with James Ballengee is no longer enforceable. As of December 31, 2025 and 2024, the principal balance and accrued interest of this note was $1,481,730 and $139,175, and $1,164,150 and $43,880, respectively.

On June 13, 2024, we owed our Chief Financial Officer $1,167,750 in accrued salary and bonuses, plus interest (together, the “Accrued Compensation”), for serving as the Company’s Chief Financial Officer, and executed a Settlement Agreement where the Accrued Compensation would be paid under the terms of a straight promissory note in the principal amount of the Accrued Compensation. Under the terms of the note, the amounts due will accrue interest at 8% per annum and will be paid by paying 5% of any money received by the Company from closed future financings or acquisition/merger/sale transactions until the note has been paid in full. In the event the note has not been paid in full by June 30, 2025, the note will mature and any amounts due thereunder will be due and payable in full on such date. The Accrued Compensation and relevant promissory note were the subject of litigation between the Company and its former Chief Financial Officer in 2025, and dispute currently exists regarding the amounts due for the Accrued Compensation.

On July 5, 2024, the Company received a loan from Ballengee Holdings, LLC, in the principal amount of $500,000, and in connection therewith, we agreed to issue 108 ($50,000) restricted shares of the Company’s common stock, which is currently accrued in related party accounts payable in stock until the shares are issued. The loan bears interest at the rate of 10% per annum. The loan originally matured on December 31, 2025 and was amended on July 19, 2024 to mature on September 30, 2025. The note allows the holder to convert the outstanding principal and interest due under the note into shares of our common stock at price equal to 90% of the average closing price of our common stock for the previous five (5) trading days prior to the conversion date, with a floor conversion price of $1.00 per share. The lender may not convert amounts owed under the note if such conversion would cause him to own more than 4.99% of our common stock after giving effect to the issuance, which limitation may be raised to 9.99% upon from the lender. As of December 31, 2025 and 2024 the balance of principal and accrued interest was $500,000 and $61,956.52 and $500,000 and $24,456, respectively.

We have an existing note payable issued to Triple T, which is owned by Dr. Khalid Bin Jabir Al Thane, the 51% majority-owner of Vivakor Middle East LLC. The note is interest free, has no fixed maturity date and will be repaid from revenues generated by Vivakor Middle East LLC. As of December 31, 2025 and 2024, the balance owed was $479,109 and $404,120.

Policy on Future Related-Party Transactions

All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct and Ethics and our Related-Party Transaction Policies and Procedures.

OTHER MATTERS

The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 5220 Spring Valley Road, Suite 500, Dallas, TX 75254 Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James Ballengee
James Ballengee
Chairman of the Board of Directors

Date: June 8, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T01306 - Z93256 VIVAKOR, INC. 5220 SPRING VALLEY ROAD SUITE 500 DALLAS, TX 75254 VOTE BY INTERNET - www. proxyvote. com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p. m. Eastern Time on June 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p. m. Eastern Time on June 29, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Against Abstain For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 8. 9. Approval of the Plan Amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 THROUGH 9: 2. Approval of the May 2026 Financing Stock Issuances. 3. Approval of the Ballengee Stock Issuances. 4. Approval of the Consultant Stock Issuances. 5. Ratify the J.J. Astor Stock Issuances. 6. Approval of the Reverse Stock Split. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect four (4) members of the Board of Directors to serve until the 2027 annual meeting of stockholders. Nominees: 1) James Ballengee 2) John Harris 3) Albert Johnson 4) Michael Thompson VIVAKOR, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 7. R a t i f i ca t i on o f S e l e c t i on o f U r i s h P op e c k & C o, LL C a s t h e C omp a n y ’ s I nd e p e nd e n t R e g i st e r e d P ub li c A cc oun t i n g F i r m f o r t h e F i s ca l Y e a r E nd i n g ! ! ! December 31, 2026. App r oval of, on a non - binding advisory basis, the compensation of V ivakor ’ s named executive o f ficers. ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w

T01307 - Z93256 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10 - K are available at www.proxyvote.com. VIVAKOR, INC. PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE 30, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James Ballengee, our Chief Executive Officer, and/or Kimberly Hawley, our Chief Financial Officer, as proxy, with full power of substitution, to represent and to vote all the shares of common stock and/or Series A Preferred Stock of VIVAKOR, INC. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of the Stockholders of the Company to be held on June 30, 2026, at 10 : 00 a. m. Central Time and at any adjournments thereof, subject to the directions indicated on this Proxy Card. In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.